Exhibit 3.2

Amended and Restated
as of November 13, 2003

NEXTEL COMMUNICATIONS, INC.

AMENDED AND RESTATED
BY-LAWS

ARTICLE I

OFFICES

     Section 1.1 The Corporation’s registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

     Section 2.1 All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the board of directors may adopt from time to time.

     Section 2.2 Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect by a plurality vote members of the class of directors that are subject to election in accordance with the certificate of incorporation and these by-laws, and transact such other business as may properly be brought before the meeting.

     Section 2.3 Written notice of a meeting of stockholders stating the place, if any, the date and hour of the meeting, and the means of remote communications, if applicable, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice of every meeting of stockholders shall be given by any means permitted by the Delaware General Corporation Law. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If electronically transmitted, notice shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt will not be required.

     Section 2.4 Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the certificate of incorporation, may be called only by the chief executive officer (or the president, if there is no chief executive officer) and shall be called by the chief executive officer (or the president, if there is no chief executive officer) or secretary at the request in writing of a majority of the board of directors.

     Section 2.5 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section 2.6 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation, or these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.7 Each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy each share of the capital stock of the Corporation having voting power that is held by such stockholder on the record date for the meeting.

     Section 2.8 Subject to any rights granted to the holders of any class or series of stock having a preference over the Class A Common Stock and Class B Non-voting Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances (such rights, “Preferred Rights”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

     Section 2.9 (a) The chairman, or such other officer of the Corporation designated by a majority of the directors that the Corporation would have if there were no vacancies on the board of directors (the “Whole Board”), will call to order meetings of the stockholders and will act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the Whole Board, the presiding officer of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including without limitation restricting entry to the meeting before or after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting.

     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.3 of these by-laws, (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Section 2.9(c) of these by-laws.

     (c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Corporation of record at the time of the giving of the Proposal Solicitation Notice (as defined in this Section 2.9(c)) if any, and at the time of the giving of the notice for such annual meeting, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in proper written form to the Secretary, and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Corporation with a Proposal Solicitation Notice, such stockholder or beneficial owner must have delivered a proxy statement, form of proxy and Proposal Solicitation Notice to holders entitled to vote at such meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; except that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose the matter or matters specified in the notice, (D) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (E) any material interest in the proposed business of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, and (F) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to stockholders entitled to vote at such meeting (an affirmative statement of such intent, a “Proposal Solicitation Notice”). Notwithstanding the other provisions of this Section 2.9(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9(c). For purposes of this Section 2.9(c) and Section 3.2(c) of these by-laws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or furnished to stockholders. Nothing in this Section 2.9(c) will be deemed to restrict, enlarge or otherwise affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the provisions of this Section 2.9(c), a proposal submitted to the Corporation and presented at the annual meeting of stockholders in accordance with the provisions of Rule 14a-8 under the Exchange Act, to the extent those provisions are applicable to the Corporation, will be deemed to be properly requested to be brought before an annual meeting of stockholders for purposes of this Section 2.9(c).

     (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 2.3 of these by-laws or (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 2.9 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.

ARTICLE III

DIRECTORS

     Section 3.1 Subject to any Preferred Rights, the authorized number of directors may be determined from time to time only by a vote of a majority of the Whole Board. Such members of the class of directors that are subject to election in accordance with the certificate of incorporation and these by-laws shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of these by-laws. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 3.2 (a) Subject to any Preferred Rights, only persons who are nominated in accordance with this Section 3.2 will be eligible for election at a meeting of stockholders to be members of the board of directors.

     (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the board of directors or a committee thereof or (ii) by any stockholder who is a stockholder of record at the time of giving of the Nomination Solicitation Notice

(as defined in Section 3.2(c)) if any, and at the time of giving of notice for such annual meeting, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Section 3.2. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary. Unless otherwise provided by applicable law, rules or regulations, a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice, such stockholder or beneficial owner must have delivered a proxy statement, form of proxy and Nomination Solicitation Notice to holders entitled to vote at such meeting.

     (c) To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; except that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must set forth or include (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner, if any, on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders entitled to vote at such meeting (an affirmative statement of such intent, a “Nomination Solicitation Notice”). At the request of the board of directors, any person nominated by the board of directors for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

     (d) The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.2, and if he or she should so determine, he or she will so declare at the meeting and the defective nomination will be disregarded.

     (e) Notwithstanding the foregoing provisions of this Section 3.2, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.2.

     Section 3.3 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. In the case of a vacancy caused by a newly created directorship, the person so elected shall hold office until the next meeting of stockholders at which the class for which such director had been designated a member is to be elected, and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal. In the case of a vacancy resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office became vacant, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.4 The business and affairs of the Corporation shall be managed under the direction of its board of directors. The Board may adopt guidelines, rules and policies for its functions and for the oversight of the management of the affairs of the Corporation.

     Section 3.5 The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.6 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.7 Special meetings of the board of directors may be called by the chairman of the board or the chief executive officer (or the president, if there is no chief executive officer) and shall be called by the chief executive officer (or the president, if there is no chief executive officer) or secretary on the written request of two directors. Notice will be given to each director (i) 24 hours before the start of the meeting (A) in person, (B) by facsimile telecommunication, when directed to a number at which the director has consented to receive notice, (C) by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice, or (D) by other similar medium of communication, or (ii) 72 hours before the start of the meeting by mail when deposited in the United States mail, postage prepaid, and when directed to an address to which the director has consented to receive notice.

     Section 3.8 At all meetings of the board of directors a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9 Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

     Section 3.10 Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone, videoconference hook-up or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.11 The board of directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors or in any committee charter approved by the board of directors, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, subject to limitations imposed from time to time by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 3.12 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV

WAIVER OF NOTICES

     Section 4.1 Whenever notice is required to be given by law or under the certificate of incorporation or these by-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE V

OFFICERS

     Section 5.1 The officers of the Corporation shall be chosen by the board of directors and shall be a president, secretary, general counsel, treasurer, and controller. The board of directors may also choose a chairman of the board of directors, one or more vice chairmen of the board of directors, a chief executive officer, a chief financial officer, and one or more vice presidents, assistant secretaries, assistant general counsels, assistant treasurers and assistant controllers, and such other officers as it may from time to time designate. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 5.2 The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors; provided, however, that the chairman of the board may temporarily fill a vacancy occurring in any office of the Corporation until the earlier of (i) the next meeting of the board of directors and (ii) the time at which the board fills such vacancy by a written action of the board of directors.

     Section 5.3 The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the board of directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATES OF STOCK

     Section 6.1 To the extent required by the Delaware General Corporation Law, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the president or a vice president and the secretary or an assistant secretary of the Corporation, representing the number of shares owned by him in the Corporation.

     Section 6.2 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7.1 Each person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including the heirs, executors, administrators or estate of such person) (collectively, an “Agent”) shall be indemnified by the Corporation to the full extent permitted, authorized, or required by law. For purposes of this Article VII, any person serving as a director or officer of a wholly owned subsidiary of the Corporation and any director or officer of the Corporation serving as a director or officer of an entity in which the Corporation has an equity ownership interest, shall be deemed to be serving at the request of the

Corporation. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Corporation would otherwise have the power to indemnify such person. The indemnification and advancement of expenses granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and no limitation on indemnification herein will affect such other rights.

     Section 7.2 Expenses incurred by a person in defending a civil or criminal action, suit, or proceeding, including any administrative or investigative action or proceeding, by reason of the fact that he or she is or was an Agent, for which such Agent may be entitled to indemnification either under these by-laws and/or the Corporation’s Certificate of Incorporation, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant Delaware law (statutory or non-statutory), provided, however, that the Corporation shall not be required to advance such expenses to such Agent under this Section 7.2 in connection with any action, suit or proceeding brought by the Corporation and approved by a majority of the Whole Board which alleges willful misappropriation of corporate assets by such Agent, disclosure of confidential information in violation of such Agent’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of such Agent’s duty to the Corporation or its stockholders.

ARTICLE VIII

GENERAL PROVISIONS

     Section 8.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of the incorporation, if any, may be declared by the board of directors or a committee thereof, to the extent expressly authorized by the board of directors in accordance with applicable law, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 8.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.3 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 8.4 The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

     Section 8.5 The board of directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

     Section 9.1 Except as otherwise provided by law or by the certificate of incorporation or these by-laws, these by-laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, subject to Section 2.3 and Section 2.9 of these by-laws, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described in reasonable detail in the notice of such meeting, or (ii) at any meeting of the board of directors, provided in all events that no amendment to any by-law that conflicts or varies with, or frustrates the purposes or effect of, any provision of the certificate of incorporation or other provisions of these by-laws may be adopted (including without limitation any by-law the purpose or effect of which is to require approvals of matters by supermajority vote of the board of directors or a committee) without amendment of such provision of the certificate of incorporation or other provision of the by-laws in accordance with applicable law and, to the extent otherwise applicable, these by-laws.

     Section 9.2 Notwithstanding the foregoing and anything contained in these by-laws to the contrary, these by-laws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the outstanding stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the board of directors (“Voting Stock”), voting together as a single class. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend, supplement or repeal, or to adopt any provisions inconsistent with, this Section 9.2.

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